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                                                                    EXHIBIT 99.1

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                         WYCKOFF CHEMICAL COMPANY, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

P R O X Y

  The undersigned shareholder of Wyckoff Chemical Company, Inc., a Michigan corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and proxy statement, each dated August 24, 1999, and hereby appoints Ronald L. Hartgerink and James B. Friederichsen, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Wyckoff, to be held on September 18, 1999, at 10:30 a.m., local time, at Baseline Middle School, 7357 Baseline Road, South Haven, Michigan 49090, and at any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

  This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the proposal to approve the merger and the Agreement and Plan of Reorganization, dated as of July 14, 1999, by and among Catalytica, Inc., Pilot Acquisition Corporation and Wyckoff, and to approve the merger of Pilot Acquisition with and into Wyckoff pursuant to the Agreement and Plan of Reorganization.


  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE SIDE
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    Please mark Votes as in this example.
  x

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). The board of directors unanimously recommends a vote FOR the proposal.


                                           FOR         AGAINST       ABSTAIN
To approve the merger and the
Agreement and Plan of
Reorganization, dated July 14, 1999,
by and among Catalytica, Inc., Pilot
Acquisition Corporation and Wyckoff,
and to approve the merger of Pilot
Acquisition Corporation with and
into Wyckoff pursuant to the
Agreement and Plan of
Reorganization.

                                        and, in their discretion, the proxies
                                        are authorized to vote on such other
                                        business as may properly come before
                                        the meeting or any adjournment
                                        thereof.

                                        MARK HERE FOR ADDRESS CHANGE AND  NOTE
                                        AT LEFT

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD USING THE ENCLOSED
                                        ENVELOPE. Please sign exactly as name
                                        appears hereon. Where shares are held
                                        by joint tenants, both should sign.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership by
                                        authorized person.



SIGNATURE
                                   DATE
SIGNATURE
                                   DATE